UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 17, 2026

North European Oil Royalty Trust
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8245	22-2084119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 107, East Schodack, NY 12063
(Address of Principal Executive Office, and Zip Code)

(732) 741-4008
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	NRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240-12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Unit Owners of North European Oil Royalty Trust (the “Trust”) was held on February 17, 2026 (the “Annual Meeting”). A total of 1,996,448 Units were represented in person or by valid proxy at the Annual Meeting. Unit Owners voted on the following two proposals at the Annual Meeting and cast their votes as follows:

Proposal One:

The following persons were elected as Trustees of the Trust to serve until the next Annual Meeting of Unit Owners, by the votes set forth in the following table:

	For	Withheld	Broker Non-Votes
Andrew S. Borodach	1,691,024	305,424	--
Ahron H. Haspel	1,882,901	113,547	--
Richard P. Howard	1,907,063	89,385	--
Nancy J. F. Prue	1,818,159	178,289	--

Proposal Two:

The Unit Owners approved, on an advisory (non-binding) basis, the compensation of the Trust’s Managing Director as described in the Trust’s Proxy Statement for the Annual Meeting, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes
1,384.061	268,385	344,002	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH EUROPEAN OIL ROYALTY TRUST
(Registrant)

	By:	Nancy J. Floyd Prue
Nancy J. Floyd Prue
Managing Trustee

Dated: February 18, 2026